Exhibit 15.1

Deloitte Accountants B.V.
Orlyplein 10
1043 DP Amsterdam
P.O. Box 58110
1040 HC Amsterdam
Netherlands

Tel: +31 (20) 582 5000
Fax: +31 (20) 582 4026
www.deloitte.nl

To the Board of Directors and Shareholders of

ASM International N.V.

Jan van Eycklaan 10

3723 BC BILTHOVEN

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference, in the following Registration Statements on Form S-8 (Nos. 033-07111, 033-07109, 333-87262, 333-11060, 033-6184, 033-6185, 033-6186, 033-78628 and 033-93026) and on Form F-3 (Nos. 333-08080, 333-11502, 333-11234, 333-107339, and 333-124479) of our report dated March 16, 2007, relating to the financial statements of ASM International N.V. appearing in the Annual Report on Form 20-F of ASM International N.V. for the year ended December 31, 2006.

Amsterdam, the Netherlands, March 16, 2007

Deloitte Accountants B.V.

Deloitte Accountants B.V. is registered with the Trade Register of the Chamber of Commerce and Industry in Rotterdam number 24362853.	Member of Deloitte Touche Tohmatsu